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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 18, 1996

                         THE PEREGRINE REAL ESTATE TRUST
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             (Exact name of registrant as specified in its charter)

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
             California                               0-9097                               94-2255677
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  (State or other jurisdiction of            (Commission File Number)           (I.R.S. Employer Identification
   incorporation or organization)                                                           Number)
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              1300 Ethan Way, Suite 200
               Sacramento, California                      95825
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       (Address of principal executive offices)          (Zip Code)

                                 (916) 929-8244
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              (Registrant's telephone number, including area code)
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ITEM 5.           OTHER EVENT

         On September 18, 1996, The Peregrine Real Estate Trust (the "Trust") entered into a Stock Purchase Agreement (the "Purchase Agreement") with MDC REIT Holdings LLC ("MDC"), an affiliate of the investment banking firm McCown De Leeuw & Co., for the sale of the Trust's 76% interest in the California Real Estate Investment Trust ("CalREIT"). Under the terms of the Purchase Agreement, MDC would purchase the stock for $20.5 million in cash plus a deferred payment contingent on the value of one of CalREIT's assets. Closing of the transaction is subject to financing and various other closing conditions. Following the closing, CalREIT is expected to adopt a new business strategy involving the acquisition and disposition of loans secured by real property.

ITEM 7.           EXHIBITS

         Exhibit No.                Description

                  1. Stock Purchase Agreement, dated as of September 18, 1996, by and between The Peregrine Real Estate Trust and MDC REIT Holdings LLC.

                  2. Escrow Agreement, dated as of September 18, 1996, among The Peregrine Real Estate Trust, MDC REIT Holdings LLC and Norwest Bank Colorado, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      THE PEREGRINE REAL ESTATE TRUST
                                      (Registrant)

Date:  September 27, 1996             /s/ Joseph M. Mock
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                                      Joseph M. Mock
                                      President and Chief Executive Officer

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